Exhibit 5.1

September 17, 2013

Northern Tier Energy LLC

Northern Tier Finance Corporation

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

RE:     Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Northern Tier Energy LLC, a Delaware limited liability company (the “Company”), Northern Tier Finance Corporation (“Finance Corp.” and, together with the Company, the “Issuers”) and certain of the Company’s subsidiaries with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with (i) the issuance by the Issuers of up to $275,000,000 aggregate principal amount of its 7.125% Senior Secured Notes due 2020 (the “New Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $275,000,000 aggregate principal amount of the Company’s outstanding 7.125% Senior Secured Notes due 2020 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”) of the Outstanding Notes and the New Notes.

The Outstanding Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 8, 2012 (the “Indenture”), among the Company, Finance Corp., the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as Trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (v) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

September 17, 2013 Page 2

Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, (i) such New Notes will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and (ii) the Guarantees of the Subsidiary Guarantors will remain the valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Constitution of the State of Delaware (including all applicable statutory provisions and judicial decisions interpreting those laws) and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any purposes.

Very truly yours,

/s/ Vinson & Elkins L.L.P.